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                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY

                               12 December 2001



                          RADNOR HOLDINGS CORPORATION

                                      and

                    STYROCHEM EUROPE (THE NETHERLANDS) B.V.

                                      and

                                CRH EUROPE B.V.

                                      and

                              CRH NEDERLAND B.V.

                                      and

                                CRH DENMARK A/S
                          __________________________


                              DEED OF ASSIGNMENT
                     relating to the sale and purchase of
                           the issued share capital
                           of ThermiSol Denmark A/S

                          __________________________
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THIS DEED OF ASSIGNMENT is made on 12 December 2001

BETWEEN:

(1)  RADNOR HOLDINGS CORPORATION, a Delaware corporation ("Radnor");

(2) STYROCHEM EUROPE (THE NETHERLANDS) B.V., a company incorporated in the Netherlands under registration No. 33296091 (the "Vendor");

(3) CRH EUROPE B.V., a company incorporated in the Netherlands under register number 28068879 (the "Purchaser");

(4) CRH NEDERLAND B.V., a company incorporated in the Netherlands under register number 28068878 (the "Purchaser Guarantor"); and

(4) CRH DENMARK A/S, a company incorporated in Copenhagen (the "Permitted Assignee").


WHEREAS

1. Radnor, the Vendor, the Purchaser and the Purchaser Guarantor have entered into an agreement for the sale and purchase of the entire issued share capital of ThermiSol Finland Oy and ThermiSol Sweden AB and ThermiSol Denmark A/S dated 16 November 2001 (the "Agreement").

2. Radnor, the Vendor, the Purchaser, the Purchaser Guarantor and the Permitted Assignee have agreed to assign in favour of the Permitted Assignee the right to acquire the entire issued share capital of ThermiSol Denmark A/S (the "ThermiSol Denmark Shares") on the terms set out in this Deed of Assignment.

3. The Permitted Assignee has agreed to acquire the ThermiSol Denmark Shares and to consent to the assignment to it of the rights of the Purchaser to acquire the ThermiSol Denmark Shares and to join and be a party to the Agreement as if originally a party thereto.

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IT IS HEREBY AGREED as follows

1.        Assignment

1.1 Definitions used in this Deed of Assignment have the same meaning as definitions made in the Agreement.

1.2 This Deed of Assignment is supplemental to the Agreement, a copy of which is annexed hereto and initialed by the parties for the purpose of identification.

1.3 Pursuant to Clause 10 of the Agreement, the Purchaser hereby assigns all its right, title and interest under the Agreement to acquire the ThermiSol Denmark Shares to the Permitted Assignee.

1.4 The Permitted Assignee hereby covenants, undertakes, confirms, accepts and agrees that it shall perform and be bound by the obligations of the Purchaser to acquire the ThermiSol Denmark Shares under the Agreement and undertakes all obligations and liabilities of the Purchaser in respect thereof.

1.5 Notwithstanding, the assignment of the right to acquire the ThermiSol Denmark Shares to the Permitted Assignee hereunder, the Purchaser and the Purchaser Guarantor shall remain jointly and severally liable for the obligations of the Purchaser under the Agreement in respect of the ThermiSol Denmark Shares.

2.        Counterparts

2.1 This Deed of Assignment may be executed in any number of counterparts by the parties hereto and on separate counterparts each of which when so executed shall be an original but all of which when taken together shall constitute one and the same instrument.

3.        Governing Law

3.1 This Deed of Assignment is governed by and shall be construed in accordance with the laws of England.

3.2 All of the parties to this Deed of Assignment agree that all disputes arising out of or in connection with this Deed of Assignment, including its validity, termination or existence, shall be referred to and finally resolved by arbitration in London under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one.

Executed as a Deed by each of the parties by facsimile.

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RADNOR HOLDINGS CORPORATION


     /s/ Michael T. Kennedy
------------------------------
Signed by: Michael T. Kennedy
for and behalf of: Radnor Holdings Corporation

Witness's signature: /s/ Caroline Williamson

Name: Caroline Williamson
Address: 3 Radnor Corporate Ctr., Suite 300
         Radnor, PA 19087


STYROCHEM EUROPE (THE NETHERLANDS) B.V.

     /s/ Michael T. Kennedy
------------------------------
Signed by: Michael T. Kennedy
for and behalf of: StyroChem Europe (the Netherlands) B.V.

Witness's signature: /s/ Caroline Williamson

Name: Caroline Williamson
Address: 3 Radnor Corporate Center, Suite 300
         Radnor, PA 19087


CRH EUROPE B.V.

     /s/ C.J.M. Verburg
------------------------------
Signed by: C.J.M. Verburg
for and behalf of: CRH Europe B.V.

Witness's signature: /s/ T.P.W.M. Van Leeuwe

Name: T.P.W.M. Van Leeuwe
Address: Weena 666, 3012 CN Rotterdam

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CRH NEDERLAND B.V.

     /s/ C.J.M. Verburg
--------------------------------
Signed by: C.J.M. Verburg
for and behalf of: CRH Nederland B.V.

Witness's signature: /s/ T.P.W.M. Van Leeuwe

Name: T.P.W.M. Van Leeuwe
Address: Weena 666, 3012 CN Rotterdam



CRH DENMARK A/S


     /s/ C.J.M. Verburg
--------------------------------
Signed by: C.J.M. Verburg
for and behalf of: CRH Denmark A/S

Witness's signature: /s/ T.P.W.M. Van Leeuwe

Name: T.P.W.M. Van Leeuwe
Address: Weena 666, 3012 CN Rotterdam

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